EXHIBIT 2.2

                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            DOMESTIC CORPORATION INTO
                               FOREIGN CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is Assure Energy, Inc., a Nevada corporation, and Assure Energy, Inc. a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252.

THIRD: The name of the surviving corporation is Assure Energy, Inc., a Nevada corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation

FIFTH: The merger is to become effective upon filing Articles of Merger with the Nevada Secretary of State.

SIXTH: The Agreement of Merger is on file at 2750-140 4th Avenue S.W., Calgary, Alberta, Canada T2P 3N3, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 2750-140 4th Avenue S.W., Calgary, Alberta, Canada T2P 3N3.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 10th day of September, A.D., 2003.


                                          By: /s/ Harvey Lalach
                                              -----------------------------
                                              Authorized Officer

                                          Name: Harvey Lalach
                                                -----------------------------
                                          Title: President
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